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                                                                   EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-34778) and on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871, No. 333-42819, No. 333-46875, No. 333-50623, No.
333-62195, No. 333-71923, No. 333-80965, No. 333-89165, No. 333-33952, No.
333-40344, No. 333-41388, No. 333-45442 and No. 333-55398) of HNC Software Inc.
of our report dated January 24, 2001, except as to Note 15, to which the date is March 6, 2001, relating to the financial statements, which appears in this Form 10-K.


/s/PRICEWATERHOUSECOOPERS LLP


San Diego, California
March 28, 2001